Exhibit 16.2

                                                         RSM McGladrey Network
                                                 An Independently Owned Member
H J & Associates, LLC                              50 South Main Street, #1450
Certified Public Accountants and Consultants        Salt Lake City, Utah 84144
                                     Telephone (801)328-4408 Fax (801)328-4461


February 14, 2005



William A. Silvey, Jr., Director and President
Process Technology Systems, Inc.
6371 Richmond, #200
Houston, Texas 77057



Dear Mr. Silvey:

This letter shall serve as formal notice that we have received your 10KSB, Annual Report for the Year Ending November 30, 2004, to be filed with the Securities and Exchange Commission. Upon review of the filing information as it relates to our audit of the financial statements as of November 30, 2003, under the report dated February 8, 2004, we consent to the incorporation of our report in such filing.


                                   Very truly yours,


                              /s/H J & Associates, LLC
                                   H J & Associates, LLC